EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-175503) of CurrencyShares® Canadian Dollar Trust of our report dated January 14, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 22, 2011